Press Release
For Immediate Release

Beazer Homes Commences Consent Solicitation from
Holders of Senior Notes and Senior Convertible Notes

ATLANTA, October 15, 2007 -- Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) announced today that it is soliciting consents from the Holders of its $1.525 billion of outstanding Senior Notes and Senior Convertible Notes (the “Notes”) to approve proposed amendments and a proposed waiver pursuant to the indentures under which the Notes were issued (the “Indentures”).

The purpose of the consent solicitation is (i) to obtain the consents indicating the agreement of the Holders that the obligations of Beazer to deliver reports or information it would be required to file with the Securities and Exchange Commission, including Forms 10-Q (the “SEC Reports”), pursuant to the delivery covenants of the Indentures, arise only after those reports are actually filed with the SEC; that the Indentures impose no requirement for Beazer to file those reports with the SEC, to implement certain clarifying amendments to the Indentures reflecting such agreement, and obtain a related waiver (the “Proposed Waiver,”) and (ii) to adopt a covenant that obligates Beazer after May 15, 2008 to file SEC Reports with the SEC and deliver them to the Trustees and Holders and provides for additional interest of 50 basis points per annum if Beazer fails to comply with such obligations on a timely basis.

Holders of the Notes are referred to Beazer’s Consent Solicitation Statement dated October 15, 2007 and the accompanying Letter of Consent, which are being mailed to the Holders, for the detailed terms and conditions of the consent solicitation.

The record date for determining the Holders who are entitled to consent is October 5, 2007.  The record date has been established pursuant to the requirements of the Indentures. The consent solicitation will expire at 5:00 p.m., New York City time, on October 24, 2007, unless extended or earlier terminated (the “Consent Date”).

The Company is offering a consent fee in cash for each $1,000 principal amount of Notes for which valid consents are received prior to the Consent Date equal to the product of $5.00 multiplied by a fraction, the numerator of which is the aggregate principal amount of the relevant series of Notes outstanding on the Consent Date, and the denominator of which is the aggregate principal amount of the relevant series of Notes as to which the Company has received and accepted consents prior to the Consent Date, subject to the terms of the Consent solicitation.

As previously disclosed, the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 is the result of an independent internal investigation by the Audit Committee of the Company’s Board of Directors.  On October 11, 2007, the Company announced that the Audit Committee has determined that it will be necessary for the Company to restate its financial statements relating to fiscal years 2004 through 2006 and the interim periods of fiscal 2006 and fiscal 2007. The restatement is also expected to impact the financial results for fiscal years 1999 through 2003 and the Company expects that it will reflect the impact of financial results for these prior years as a part of the opening balances in the financial statements for the restatement period.

The Company is working expeditiously to complete the restatements as soon as practical.  For a further explanation of the investigation and related matters, including certain risks related to the alleged defaults under the indentures governing the Company’s senior notes and convertible senior notes, and the expected restatement please refer to the Company’s August 15, 2007 and October 11, 2007 Form 8-K Current Reports.

The Company does not believe that it is in default under the indentures governing its outstanding Notes.  The indentures do not contain an express financial reporting covenant requiring that Beazer file periodic reports with the SEC or deliver to the trustee copies of Beazer’s SEC reports within any prescribed time period.  Therefore, the Company believes that the notices of default under the indentures previously delivered by the trustee under the indentures are invalid and without merit.

Beazer has retained MacKenzie Partners, Inc. to serve as Information Agent and Tabulation Agent for the consent solicitation.  Requests for documents should be directed to MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500.  Beazer has also retained Citi, Wachovia Securities and RBS Greenwich Capital as solicitation agents for the consent solicitation.  Questions concerning the terms of the consent solicitation should be directed to Citi at (800) 558-3745 or (212) 723-6106; to Wachovia Securities at (866) 309-6316 or (704) 715-8341; or to RBS Greenwich Capital at (877) 297-9832 or (203) 618-6145.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities. The solicitation is being made solely pursuant to Beazer’s Consent Solicitation Statement dated October 15, 2007 and the accompanying Letter of Consent.  Notwithstanding Beazer’s intention to seek waivers, no assurance can be given that an event of default under the Indentures will not occur in the future.

About Beazer Homes USA, Inc.

Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia and also provides mortgage origination and title services to its homebuyers. Beazer, a Fortune 500 Company, is listed on the New York Stock Exchange under the ticker symbol “BZH.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases.  Forward-Looking Statements include, but are not limited to, statements regarding the expected materiality, significance and quantitative effects of the restatement, and any anticipated conclusions of the Company, its Audit Committee and management with respect to the Audit Committee’s investigation and the restatement.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the risk that additional information may arise from the final conclusions of the Audit Committee’s investigation, the preparation of the Company’s restated financial statements, including the audit by our independent auditors, or other subsequent events that would require us to make additional adjustments; (ii) the risk that additional issues or matters may arise from the pending United States Attorney and the SEC investigations, including as a result of the matters described in this press release, and the timing, final outcome and consequences of these proceedings; (iii) the timing, final outcome and consequences of the putative class action lawsuits, derivative claims and similar proceedings, including the risk that additional lawsuits, claims or proceedings may arise as a result of the matters described in this press release and that the Company could be subject to significant legal judgments, fines, penalties, settlements or sanctions resulting therefrom; (iv) the timing, final outcome and consequences of the pending actions by the Company against the trustees under the indentures governing Beazer’s outstanding senior notes and convertible senior notes, including the risk that the Court determines that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, a default exists under the indentures governing our outstanding debt securities allowing the trustees or the requisite bondholders to accelerate the repayment of such debt securities and the lenders under the revolving credit facility and the secured credit facilities to accelerate the repayment of all amounts outstanding thereunder; (v) any adverse effect on the Company’s business and the market price of its securities arising from the continuing negative publicity related to the restatement; (vi) any breach by the Company of the continued listing requirements of the New York Stock Exchange causing the New York Stock Exchange to initiate suspension or delisting procedures; and (vii) the risk that the Company’s credit ratings may be adversely affected due to the restatement of financial statements announced in this press release.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

Contact:	Leslie H. Kratcoski
Vice President, Investor Relations & Corporate Communications
(770) 829-3700
lkratcos@beazer.com